UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	OMEX	NASDAQ Capital Market
par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On January 21, 2020, Odyssey Marine Exploration, Inc. (the “Company”), engaged Warren Averett (“WA”) as its independent registered public accounting firm for the fiscal year ending December 31, 2019, and dismissed Ferlita, Walsh, Gonzalez & Rodriguez, P.A. (“Ferlita”) as the independent registered public accounting firm of the Company. The Company’s decision to change its auditors was approved by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors.

The reports of Ferlita on the Company’s consolidated financial statements as of and for the year ended December 31, 2018 and the year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except for the uncertainty modification related to the Company’s ability to continue as a going concern as disclosed in the opinion for both years.

During the years ended December 31, 2018 and December 31, 2017 and the subsequent period January 1, 2019 through January 21, 2020, there were no disagreements with Ferlita on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ferlita’s satisfaction, would have caused Ferlita to make reference to the subject matter thereof in connection with its report for such year; or reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ferlita with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Ferlita a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Ferlita’s letter dated January 24, 2020 is attached as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm

Contemporaneous with the determination to dismiss Ferlita, the Audit Committee engaged Warren Averett as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The Company believes transitioning to a larger accounting firm is beneficial at this time considering the Company’s near-term and long-term plans.

Item 8.01.	Other Events.

On January 22, 2020, Odyssey was notified by NASDAQ that the Company regained compliance as of January 21, 2020 with the standard for continued listing on The Nasdaq Capital Market, related to the $35.0 million market value of listed securities. This followed a notification from NASDAQ on January 6, 2020 that provided 180 calendar days, or until July 6, 2020, to regain compliance after our market capitalization fell below the required minimum of $35.0 million for 30 consecutive trading days. The January 6, 2020 notification was previously disclosed on Form 8-K that was filed by Odyssey Marine Exploration, Inc. with the Securities and Exchange Commission on January 10, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. dated January 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 27, 2020	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer